UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

Ensco plc

(Exact name of registrant as specified in charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1-8097

(Commission File No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On October 5, 2017, Ensco plc (“Ensco”) held a general meeting of shareholders (the “General Meeting”) to vote on the proposals described below. At the close of business on August 23, 2017, the record date for the General Meeting, there were 303,979,543 Class A ordinary shares, nominal value $0.10 per share (the “Ensco Class A ordinary shares”), of Ensco outstanding and entitled to vote. Holders of 233,735,378 Class A ordinary shares, representing a like number of votes, were present at the General Meeting, either in person or by proxy. Set forth below are the voting results from the General Meeting.

Resolution 1: To authorize, in addition to all subsisting authorities, the allotment and issuance of Ensco Class A ordinary shares to shareholders of Atwood Oceanics, Inc. (“Atwood”), pursuant to the Agreement and Plan of Merger, dated as of May 29, 2017, by and among Ensco, Echo Merger Sub LLC, a wholly owned subsidiary of Ensco (“Merger Sub”), and Atwood (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into Atwood (the “Merger”), with Atwood surviving the Merger as a wholly owned subsidiary of Ensco. The approval of this ordinary resolution required a majority of the votes cast to be cast in favor thereof.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
152,132,178	79,386,595	2,216,605	N/A

Resolution 2: To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares, which, together with the nominal amount of shares of Ensco authorized to be allotted and issued pursuant to paragraph (A) of resolution 11 passed at the annual general meeting of Ensco shareholders held on May 22, 2017 (the “Ensco 2017 Annual General Meeting”), represents approximately 33% of the expected enlarged share capital of Ensco immediately following the completion of the Merger, and up to a further same nominal amount of Ensco Class A ordinary shares in connection with a pre-emptive offering of shares. The approval of this ordinary resolution required a majority of the votes cast to be cast in favor thereof.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
195,525,639	35,748,382	2,461,357	N/A

Resolution 3: To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares for cash on a non-pre-emptive basis, which, together with the nominal amount of shares in Ensco authorized to be allotted and issued for cash on a non-pre-emptive basis pursuant to resolution 12 passed at the Ensco 2017 Annual General Meeting, represents approximately 5% of the expected enlarged share capital of Ensco immediately following the completion of the Merger. The approval of this special resolution required at least 75% of the votes cast to be cast in favor thereof.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
195,927,898	35,156,621	2,650,859	N/A

Resolution 4: To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares for cash on a non-pre-emptive basis, which, together with the nominal amount of shares in Ensco authorized to be allotted and issued for cash on a non-pre-emptive basis pursuant to resolution 13 passed at the Ensco 2017 Annual General Meeting, represents approximately 5% of the expected enlarged share capital of Ensco immediately following the completion of the Merger. The approval of this special resolution required at least 75% of the votes cast to be cast in favor thereof.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
167,454,374	63,645,850	2,635,154	N/A

These proposals are described in more detail in the proxy statement/prospectus, dated August 18, 2017, filed by Ensco with the Securities and Exchange Commission on August 18, 2017. No other resolutions were submitted to a vote of holders of Class A ordinary shares at the General Meeting.

Item 7.01    Regulation FD Disclosure.

On October 5, 2017, Ensco issued a press release announcing the approval of the Merger by Ensco’s shareholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: October 5, 2017	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President - General Counsel and Secretary